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                                                                Exhibit No. 15.1

May 8, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 1, 2000 on our review of the condensed consolidated interim financial information of 7-Eleven, Inc. and Subsidiaries for the period ended March 31, 2000 and included in the Company's Quarterly Report on Form 10-Q for the quarter then ended is included and incorporated by reference in this Registration Statement.

                                          PRICEWATERHOUSECOOPERS LLP

Dallas, Texas